PH06/159073.2
Exhibit 10.2

                            AMENDMENT


     THIS AMENDMENT, dated as of August 31, 1998, is between Players International, Inc. (together with its successors or assigns, the "Company") and John Groom ("Executive").

                      W I T N E S S E T H:

     WHEREAS, the Company and Executive are parties to an Agreement dated as of August 1, 1997 (the "Agreement"), and the
Company and Executive now wish to amend the Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the Company and Executive agree as follows:

     1. Section 1(f) is amended in its entirety to read as follows:

               (f) "Change in Control" shall mean the occurrence of any one of the following events:

                    (i)  any Person (except the Griffin Group or
               its Affiliates and Associates, Company management as of the Effective Date and their Affiliates and Associates or the Company or any employee benefit plan of the Company or of any Affiliate, any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the Beneficial Owner in the aggregate of 30% or more of the Voting Stock then outstanding; provided, however, that no "Change in Control" shall be deemed to occur during any period in which any such Person, and its Affiliates and Associates, are bound by the terms of a standstill agreement under which such parties have agreed not to acquire more than 30% of the Voting Stock then outstanding or to solicit proxies;

                    (ii) consummation by the Company of a
               reorganization, merger or consolidation (a
               "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Voting Stock outstanding immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of the then outstanding shares of voting stock of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the outstanding Voting Stock;

                    (iii)     consummation of a complete
               liquidation or dissolution of the Company;

                    (iv) sale or other disposition of all or
               substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of the then outstanding shares of voting stock is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Voting Stock immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Voting Stock immediately prior to such sale or disposition;

                    (v)  individuals who, as of the beginning of
               any twenty-four month period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by the Company stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                    (vi) a "change of control" as defined in the
               form of indenture governing any indebtedness of the Company shall have occurred.

     2. Section 2 is amended in its entirety to read as follows:

               2. Term of Agreement. This Agreement shall commence on March 1, 1997 and shall continue in effect through December 31, 1999; provided that if a Change in Control of the Company occurs during the term of this Agreement, this Agreement shall automatically continue in effect for a period of twenty-four months beyond the month in which such Change in Control occurs.

     3. Section 4(a) is amended by adding a new subsection (vi) to the end to read as follows:

                    (vi) The immediate vesting of all stock
               options previously granted to Executive, notwithstanding the terms of any such grant to the contrary, with the ability to exercise any such options for 12 months following the date of termination but in no event after the expiration of the option term.

     4. In all respects not amended, the Agreement is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                              PLAYERS INTERNATIONAL,  INC.



                              _______________________________
                              Howard A. Goldberg
                              Chief Executive Officer



                              ________________________________
                              John Groom